Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (to be filed on or about March 25, 2013) on Form S-8 of Patient Safety Technologies, Inc. (the “Company”) of our report dated March 18, 2013 relating to our audits of the Company’s consolidated financial statements, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 18, 2013.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

March 25, 2013